EXHIBIT 23.1

                       CONSENT OF JONES, JENSEN & COMPANY,
                              INDEPENDENT AUDITOR

October 4, 2000

      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Business Consulting Contract and Letter Agreement with Consulting & Strategy International, LLC of our report dated October 12, 1999, with respect to the financial statements and schedules of iExalt, Inc. (formerly Sunbelt Exploration, Inc.) included in its Annual Report on Form 10-KSB for the year ended August 31, 1999, filed with the Securities and Exchange Commission.


                                   /s/ JONES, JENSEN & COMPANY
                                       -----------------------------------------
                                       JONES, JENSEN & COMPANY